UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company is conducting an internal investigation of the operations of certain of its foreign subsidiaries in West Africa including possible violations of the U.S. Foreign Corrupt Practices Act, the Company’s policies and other applicable laws. In June 2016, the Company voluntarily disclosed the existence of its extensive internal review to the U.S. Securities and Exchange Commission and the United States Department of Justice. It is the Company’s intent to fully cooperate with these agencies and any other applicable authorities in connection with any further investigation that may be conducted in this matter. While the Company’s review does not indicate that there has been any material impact on the Company’s previously filed financial statements, the Company continues to collect information and is unable to predict the ultimate resolution of these matters with these agencies. The Company’s board and management are committed to continuously enhancing the Company’s internal controls that support improved compliance and transparency throughout its global operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: June 13, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary